UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXCELLIGENCE LEARNING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCELLIGENCE LEARNING CORPORATION

2 Lower Ragsdale Drive

Monterey, California 93940

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2005

The 2005 Annual Meeting of Stockholders of Excelligence Learning Corporation will be held at Sierra Holdings, 40 Ragsdale Drive, Monterey, California 93940 on Tuesday, May 10, 2005 at 9:00 a.m. local time for the following purposes:

1. To elect two Class I directors for a term ending at the 2008 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly be brought before the 2005 Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 15, 2005 are entitled to notice of, and to vote at, the 2005 Annual Meeting, including at any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the Annual Meeting at our offices at 2 Lower Ragsdale Drive, Monterey, California 93940. All stockholders are cordially invited to attend the 2005 Annual Meeting.

By Order of the Board of Directors

Vikas Arora

Secretary

Monterey, California

March 24, 2005

EXCELLIGENCE LEARNING CORPORATION

PROXY STATEMENT

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Excelligence Learning Corporation, a Delaware corporation (the “Company”), for use at the Company’s 2005 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 10, 2005 at 9:00 a.m. local time, at Sierra Holdings, 40 Ragsdale Drive, Monterey, California 93940, for the purpose of considering and acting upon the following matters set forth in the accompanying Notice of Annual Meeting of Stockholders:

1. The election of two Class I directors for a term ending at the 2008 annual meeting of stockholders and until their successors are duly elected and qualified;

2. The ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

3. The transaction of such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

This Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 4, 2005. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004, including financial statements, will be sent to stockholders simultaneously with this Proxy Statement.

The Company’s principal executive offices are located at 2 Lower Ragsdale Drive, Monterey, California 93940.

Voting at the Annual Meeting; Record Date

Only stockholders of record at the close of business on March 15, 2005, the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 8,935,124 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Proxies and Voting Procedures

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying pre-addressed envelope.

You have three choices on each of the matters to be voted upon at the Annual Meeting. As to Proposal 1, the election of directors, you may:

•	vote for both of the director nominees as a group;

•	withhold authority to vote for both director nominees as a group; or

•	vote for both director nominees as a group, but withhold authority to vote for the nominee you identify on the appropriate line on the enclosed proxy card (or ballot at the Annual Meeting).

As to Proposal 2, you may:

•	vote “For” the item;

•	vote “Against” the item; or

•	“Abstain” from voting on the item.

As discussed below under “—Quorum; Required Vote,” if a quorum is present and you “Abstain” from voting on any proposal, it may have the effect of a vote “Against” the proposal.

Stockholders may vote by either completing and returning the enclosed proxy card, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE ANNUAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY.

Any stockholder of record may revoke a proxy at any time before it is voted by:

•	filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation or a new duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

•	attending the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a prior proxy) and voting in person with notice to the Secretary of the Company that you are revoking a proxy previously submitted.

Any written notice of revocation or subsequent proxy should be delivered to Excelligence Learning Corporation, 2 Lower Ragsdale Drive, Monterey, California 93940, Attention: Secretary, or hand-delivered to the Secretary, in either case before the taking of the vote at the Annual Meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Quorum; Required Vote

A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” reflects shares held of record by a broker or nominee on behalf of a beneficial owner where the broker or nominee does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner.

The director nominees set forth in Proposal 1 will be elected by a plurality of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent auditors, will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Each share of Common Stock is entitled to one vote.

Proxies that reflect abstentions and broker non-votes will have no effect on the outcome of Proposal 1. However, because Proposal 2 requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting, proxies that reflect abstentions and broker non-votes will have the effect of a vote “Against” such proposal.

All votes cast at the Annual Meeting will be tabulated by the person(s) appointed by the Company to act as inspector(s) of election for the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

The Company’s Restated Certificate of Incorporation (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors of not less than three nor more than 15 directors and authorize the Board of Directors to periodically set the exact number of directors within that range pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies. The number of directors currently set by the Board of Directors is eight directors. The current directors are Robert MacDonald (Chairman of the Board), Ron Elliott, Dr. Louis Casagrande, Dean DeBiase, Richard Delaney, Colin Gallagher, Scott Graves and Al Noyes. Each of the Company’s directors is assigned to Class I, Class II or Class III to hold office until his resignation or removal and until his successor is duly elected and qualified. Dr. Casagrande and Messrs. Graves and Noyes have been assigned to Class I and their term ends on the date of the Annual Meeting. Due to other personal commitments, Mr. Noyes has declined to stand for re-election at the Annual Meeting. If re-elected, the terms of Dr. Casagrande and Mr. Graves will expire at the 2008 annual meeting of stockholders. Messrs. Elliott and DeBiase have been assigned to Class II and their term will end on the date of the Company’s 2006 annual meeting of stockholders. Messrs. Delaney, Gallagher and MacDonald have been assigned to Class III and their term will end on the date of the Company’s 2007 annual meeting of stockholders.

In the absence of instructions to the contrary, votes will be cast FOR the election of the following persons as directors pursuant to the proxies solicited hereby. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Each nominee for director has indicated his willingness to serve if elected and, at this time, management has no reason to believe that the persons named will be unable or will decline to serve if elected.

The following table sets forth the name of, and certain information regarding, the two persons nominated for election to the Board of Directors at the Annual Meeting.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Name	Age	Positions Currently Held with the Company
Louis Casagrande	58	Director; Member of the Audit Committee
Scott L. Graves	34	Director; Member of the Audit Committee

Dr. Louis Casagrande has been a director of the Company since May 2001. Since July 1994, Dr. Casagrande has served as President and Chief Executive Officer of The Children’s Museum of Boston, Massachusetts. From May 2002 to May 2004, Dr. Casagrande served as a chair of the board of directors of The American Museums Association. From May 2000 to June 2003, Dr. Casagrande also served as President of the Council of the Association of Children’s Museums. From June 1987 to June 1994, Dr. Casagrande served as Senior Vice President at the Science Museum of Minnesota. Dr. Casagrande is the author and editor of numerous publications in anthropology and museum studies.

Scott L. Graves has been a Director of the Company since April 2001. From July 2000 to April 2001, Mr. Graves served as a member of the management committee of Earlychildhood. Mr. Graves currently serves as a Senior Vice President in the Distressed Opportunities Fund of Oaktree Capital Management, LLC, a registered investment adviser specializing in alternative and inefficient investment markets. Prior to joining Oaktree Capital Management, from May 1998 through October 2001, Mr. Graves was with William E. Simon & Sons, LLC, a private investment firm and merchant bank, where he held several positions, most recently as Principal in its private equity group. From May 1996 through August 1997, Mr. Graves worked in the mergers and acquisitions group of Merrill Lynch & Company, an international investment banking firm. Prior thereto, Mr. Graves worked in the Audit and Business Services Division of Price Waterhouse LLP (now known as PricewaterhouseCoopers LLP), an international professional services firm from 1993 through 1995. Mr. Graves received a B.A. degree in History from the University of California at Los Angeles and an M.B.A. in Entrepreneurial Finance from the Wharton School at the University of Pennsylvania. Mr. Graves is a Certified Public Accountant in the State of California. In addition to serving on the Company’s Board of Directors, Mr. Graves currently serves on the board of directors of Pillowtex Corp., a company subject to the requirements of Section 15(d) of the Exchange Act. Mr. Graves also currently serves on the board of directors of each of TopFlite Golf Co., Maidenform, Inc., and Reeves Industries, Inc., each of which is a privately-held company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH

OF THE DIRECTORS NOMINATED IN PROPOSAL 1.

Meetings of and Communications with the Board of Directors

The Board of Directors held four regularly scheduled meetings during the 2004 fiscal year. All directors attended all of the regularly scheduled meetings of the Board of Directors during 2004, except that one director did not attend one of the meetings. In addition, the Board of Directors held two special meetings during the 2004 fiscal year, at both of which all but one of the directors attended. The Board of Directors has determined that a majority of its members qualify as “independent directors” within the meaning of Rule 4200(a)(15) of the rules of The Nasdaq Stock Market (the “Nasdaq Rules”). The Nasdaq Rules’ independence definition includes objective tests, such as that a director not be an employee of the Company and not have engaged in various types of business dealings with the Company. In addition, as required by the Nasdaq Rules, the Board of Directors made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Messrs. MacDonald, DeBiase, Gallagher, Graves and Noyes and Dr. Casagrande are the Company’s current independent directors.

The Company expects all of its directors to attend annual meetings of stockholders. The Company generally holds a board meeting coincident with the annual stockholder meeting in order to minimize director travel obligations and facilitate directors’ attendance at the annual stockholder meeting. Absent unexpected or extraordinary circumstances, all directors are expected to be present at the Annual Meeting and nonattendance must be approved by the Chairman in advance. At the 2004 annual meeting of stockholders, all of the directors were present.

Stockholders may communicate with the Board of Directors by sending communications to the Company’s Secretary at the Company’s principal executive offices. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. All stockholder communications that are received by the Secretary for Board attention are forwarded to the Board of Directors or, if applicable, to the specified individual director(s).

Committees of the Board of Directors

Audit Committee

The Company has one principal standing committee, an Audit Committee. The Audit Committee meets at least quarterly with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent auditors, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and consider the independent auditors’ comments as to internal controls. The authority of the Audit Committee is set forth in more detail in its Charter. On February 24, 2004, the Board of Directors amended and restated the Audit Committee Charter in its entirety, and the Charter, as amended and restated, was attached as Annex A to the Proxy Statement for the Company’s 2004 annual meeting of stockholders. The Audit Committee will periodically review its Charter in light of new developments in applicable laws and regulations, and may make recommendations to the Board of Directors for further revision of the Charter as required thereby. The Company is currently in compliance with the audit committee charter requirements of The Nasdaq Stock Market. See “Audit Committee Report.”

During fiscal year 2004, the Audit Committee was responsible for reviewing and making recommendations regarding the Company’s engagement of independent auditors, the annual audit of the Company’s financial statements and its internal controls, accounting and financial reporting practices and policies. The Audit Committee held four regularly scheduled meetings during the 2004 fiscal year. Each member of the Audit Committee attended all of the Audit Committee meetings that took place during his tenure on the Audit Committee in 2004.

The Audit Committee currently consists of Mr. DeBiase, as Chairman, Dr. Casagrande, Mr. Graves and Mr. Noyes, each of whom is financially literate. The Board of Directors has determined that each of the Audit Committee members is “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq Rules, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of Messrs. DeBiase, Graves and Noyes is an “audit committee financial expert” as defined by the applicable standards of the Securities and Exchange Commission (“SEC”). Because he is not standing for re-election and since his term expires at the Annual Meeting, Mr. Noyes will no longer be a member of the Audit Committee after the Annual Meeting.

Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company by writing to the attention of General Counsel, Excelligence Learning Corporation, 2 Lower Ragsdale Drive, Monterey, California 93940.

Nominating Committee

The Company does not have a standing nominating committee. The Board of Directors believes it is appropriate for the Company not to have a standing nominating committee because the majority of the directors are “independent directors” within the meaning of Rule 4200(a)(15) of the Nasdaq Rules. In accordance with the Nasdaq Rules and to prevent the management directors from exercising undue control over the director nomination process, only the members of the Board of Directors who qualify as “independent directors” within the meaning of Rule 4200(a)(15) of the Nasdaq Rules (the “Independent Directors”) perform the functions of a nominating committee. These functions include reviewing and recommending to the full Board of Directors issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board complies with its fiduciary duties to the Company and its stockholders; and making recommendations regarding proposals submitted by stockholders.

The Independent Directors will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. The Independent Directors’ policy is to consider suggestions for Board membership submitted by stockholders in a timely manner. To be considered for the next annual meeting, a stockholder’s recommendation must be delivered to the Secretary at the Company’s principal executive offices not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. See “Procedure for Submitting Stockholder Proposals for the 2006 Annual Meeting.” The stockholder’s notice must set forth (a) as to each person whom the stockholder recommends for nomination to be elected or re-elected as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act; and (b) as to the recommending stockholder, (i) the name and address of such stockholder and (ii) the number of shares of the Company which are owned beneficially and of record by such stockholder. The Company may require any recommended nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such recommended nominee to serve as a director. All stockholder recommendations for director nominees which are received will be forwarded to the Board for consideration.

In evaluating director nominees, the Independent Directors have established certain standards for the overall structure and composition of the Board and certain minimum director qualifications as a guideline in considering nominations to the Company’s Board of Directors. The criteria include: the appropriate size of the Board of Directors; the needs of the Company with respect to the particular talents and experience of its directors; the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; familiarity with national business matters; experience with accounting rules and practices; understanding of the Company’s business and industry; and personal qualities such as integrity, strategic thinking, judgment, character and leadership skills. Apart from the foregoing considerations, there are no stated minimum criteria for director nominees, although the Independent Directors may also consider such other factors as they deem to be in the best interest of the Company and its stockholders. The Independent Directors will ensure that at least one Board member meets the criteria for an “audit committee financial expert” as defined by the SEC, that a majority of Board members meet the definition of “independent director” under the Nasdaq Rules and that at least three Board members satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act.

The Independent Directors identify nominees first by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for nomination for re-election, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Independent Directors or the Board decides not to nominate a member for re-election, the Independent Directors will identify the desired skills and experience of a new nominee in light of the factors set forth above. Current members of the Board are polled for recommendations of individuals who satisfy the factors. The Independent Directors may also perform research or engage a third-party search firm to identify prospective nominees. To date, the Company has not engaged any third parties to identify or evaluate any director nominees.

Both director nominees being voted upon at the Annual Meeting are directors standing for re-election.

Compensation Committee

The Company does not have a standing compensation committee. The Board of Directors believes it is appropriate for the Company not to have a standing compensation committee because the majority of the directors are Independent Directors. In accordance with the Nasdaq Rules and to prevent the management directors from exercising undue control over the executive compensation process, the Independent Directors perform the functions of a compensation committee. These functions include making recommendations concerning salaries and incentive compensation; administering the Company’s Amended and Restated 2001 Stock Option and Incentive Plan, 2001 Non-Employee Director Stock Option Plan and Second Amended and Restated 2001 Employee Stock Purchase Plan; and determining compensation levels for the Chief Executive Officer, the Named Executive Officers (as defined in the Summary Compensation Table included below), the directors and other key employees. In addition, the Independent Directors produce the annual report on executive compensation for inclusion in the Company’s proxy statement prepared in connection with the annual meeting of stockholders each year.

Director Compensation

For their services as directors, the Company pays directors who are not employees of the Company, or its “non-employee directors,” an annual retainer of $12,000 per year and a fee of $1,000 per meeting of the Board of Directors or any of its committees. Directors who are officers of, or employed by, the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities. In addition, due to his indirect affiliation with one of the Company’s significant stockholders, Mr. MacDonald is not compensated for his Board and Chairman activities. The Company reimburses all of its independent directors for expenses incurred in connection with attending meetings of the Board of Directors and its committees.

The Company does not pay the Chairman of its Audit Committee an annual retainer. Scott Graves served as Chairman of the Audit Committee from January 1, 2004 to May 19, 2004, at which time he stepped down from the Audit Committee. Mr. DeBiase served as Chairman of the Audit Committee from May 20, 2004 to December 31, 2004. For their respective service as Chairman of the Audit Committee, neither Mr. Graves nor Mr. DeBiase received any compensation.

Pursuant to the Company’s 2001 Non-Employee Director Stock Option Plan, each of the Company’s non-employee directors elected on or after April 30, 2001 is automatically granted options to purchase 40,000 shares of Common Stock on the date the director is initially elected to the Board. Upon re-election, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock under the Non-Employee Director Stock Option Plan. On November 4, 2004, upon his election to the Board of Directors, Mr. Gallagher was granted options to purchase 40,000 shares of Common Stock under the Non-Employee Director Stock Option Plan.

Grants under the Non-Employee Director Stock Option Plan are made at a price equal to fair market value of the Common Stock on the date of grant and vest in equal portions over a term of three years from the date the recipient is elected as a non-employee director. In addition, all of the Company’s directors are eligible to receive option grants pursuant to the Stock Option and Incentive Plan. Grants under the Stock Option and Incentive Plan are made at a price equal to fair market value of the Common Stock on the date of grant and, in general, vest in equal portions over a term of three years from the grant date.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. The Board of Directors has ratified such appointment. Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. KPMG’s appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment may be reconsidered by the Audit Committee, although the Audit Committee will not be required to appoint different independent auditors for the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of March 15, 2005, concerning each person who is a director or executive officer of the Company.

Name	Age	Position

Robert MacDonald	57	Chairman of the Board

Ron Elliott	49	Director and Chief Executive Officer

Diane Kayser	50	Executive Vice President and Chief Financial Officer

Judith McGuinn	55	Executive Vice President and Chief Operating Officer

Vikas Arora	31	Vice President, General Counsel and Secretary

Dr. Louis Casagrande	58	Director

Dean DeBiase	46	Director

Richard Delaney	61	Director

Colin Gallagher	56	Director

Scott Graves	34	Director

Al Noyes	47	Director

For biographical information about Dr. Casagrande and Mr. Graves, see “Proposal No. 1: Election of Directors.”

Robert MacDonald has served as a Director of the Company since April 2001 and as Chairman of the Board since May 2003. From May 1999 to April 2001, Mr. MacDonald served as a member of the management committee of Earlychildhood LLC, a wholly-owned subsidiary of the Company. Since August 1993, Mr. MacDonald has served as President of William E. Simon & Sons Private Equity, L.L.C., the managing member of William E. Simon & Sons Private Equity, L.P., one of the Company’s indirect significant stockholders. He has also served as President of Paladin Private Equity Partners, a private equity firm whose focus is investing in clean water, energy, and environmental companies, since January 2004. Mr. MacDonald currently serves on the board of directors of each of AimNet Solutions, Inc., FullTilt Solutions, Inc. and Custom Food Products, each of which is a privately-held company.

Ron Elliott has served as the Company’s Chief Executive Officer and as a Director since April 2001. Prior thereto, Mr. Elliott served as President and Chief Executive Officer of Earlychildhood LLC (“Earlychildhood”), a limited liability company that combined with SmarterKids.com, Inc. (“SmarterKids.com”) to form the Company, and Earlychildhood’s predecessor, QTL Corporation, a company that he founded in 1985.

Diane Kayser has served as the Company’s Executive Vice President and Chief Financial Officer since September 2004. Prior thereto, from June 2003 to July 2004, Ms. Kayser served as Vice-President of Financial Planning at Eddie Bauer, a retailer of casual lifestyle products for adults. Ms. Kayser served as an independent consultant from May 1999 to June 2003. Prior to that, from May 1997 to May 1999, Ms. Kayser served as Vice President of Store Finance—Athletic Group at the Footlocker division of Venator Group, now known as Footlocker, Inc., a retailer of athletic footwear and apparel. Ms. Kayser served as an independent consultant from September 1996 to May 1997, before which she worked at The Limited from August 1991 to September 1996, where she served as Director of Accounting Operations and Store Control. Ms. Kayser is a designated CPA in the state of Ohio.

Judith McGuinn has served as the Company’s Chief Operating Officer since April 2001 and as an Executive Vice President of the Company since February 2003. From October 2001 to July 2003, Ms. McGuinn also served as the Company’s Secretary. Prior thereto, from April 2000 to April 2001, Ms. McGuinn served as Chief Operating Officer of Earlychildhood, having served as Vice President of Content and Publishing of Earlychildhood from December 1999 to April 2000. Prior to joining Earlychildhood, from July 1994 to December 1999, Ms. McGuinn was Vice President/Director of Time Warner AudioBooks, a division of Time Warner Trade Publishing (now part of Time Warner).

Vikas Arora has served as the Company’s Vice President and General Counsel since July 2003. From October 1999 to July 2003, Mr. Arora was associated with the Los Angeles office of Latham & Watkins LLP. From September 1998 to September 1999, Mr. Arora served as a judicial clerk for the Honorable James Lawrence King, United States District Judge for the Southern District of Florida. Mr. Arora received an A.B. degree cum laude in Government from Harvard College and a J.D. cum laude from Harvard Law School.

Dean DeBiase has served as a Director of the Company since May 2001. Mr. DeBiase is currently the Chairman of Start-Up Partners, a growth acceleration group that helps organization tackle their most challenging issues and provides interim leadership roles, where he most recently served as Chief Executive Officer of FreeDrive, a media sharing service that was acquired by Xdrive, Inc. in 2002. From December 1998 to September 2001, Mr. DeBiase served in the roles of Chairman, Chief Executive Officer and President of Autoweb.com, Inc., an Internet automotive marketing services company that merged with Autobytel Inc. in 2001. From January 1995 to June 1998, Mr. DeBiase was President and Chief Executive Officer of The Imagination Network, an interactive games and entertainment company that was acquired by AOL in 1996.

Richard Delaney has been a Director of the Company since May 2001. He also served as the Company’s Executive Vice President and Chief Financial Officer from September 2001 to August 2004. From November 1999 to August 2001, Mr. Delaney was a self-employed management consultant. From July 2000 to April 2001, Mr. Delaney was a member of the board of directors of the Peoples Bank of California and its publicly-traded holding company, PBOC Holdings. From June 1969 to October 1999, Mr. Delaney worked with Grant Thornton LLP, an accounting and consulting firm, where he was a partner and held various senior management positions.

Colin Gallagher has served as a Director of the Company since November 2004. Mr. Gallagher is the Managing Director and majority shareholder of Tasman Industries Limited, a manufacturer and exporter of school book covering, which he founded in May 1984. Mr. Gallagher has also been a major shareholder of Raeco® Australia, an importer and distributor of school and library supplies, since May 1996. In April 1986, Mr. Gallagher founded Raeco® New Zealand, an importer and distributor of library and consumer products, of which he currently is a major shareholder. In addition, Mr. Gallagher was a founding shareholder of Lectronic Trading (Sydney) in March 2004; a shareholder of BELT Pty. Ltd. (Better English Language Teaching) Sydney since February 2001; and a member of the management buy-in team of WC Penfold Pty. Ltd., Australia’s oldest stationery retail chain, in November 2004.

Al Noyes has been a Director of the Company since April 2001. Mr. Noyes is currently the President of The Noyes Group, a boutique management consulting firm, where he also served in such capacity from May 2001 to May 2003. From June 2003 to June 2004, Mr. Noyes served as the President and Chief Executive Officer of Pragmatech Software, Inc., a provider of sales effectiveness software applications. Prior to April 2001, Mr. Noyes worked at SmarterKids.com, serving as Chief Operating Officer from November 2000 to April 2001, Executive Vice President, Sales and Marketing from February 2000 to October 2000 and Senior Vice President, Sales and Marketing from September 1997 to February 2000. Prior to joining SmarterKids.com, from July 1996 to May 1997, Mr. Noyes served as Vice President of Sales and Marketing of net.Genesis, a developer and marketer of website usage and performance analysis products. Mr. Noyes has declined to stand for re-election due to other personal commitments and his term will expire at the Annual Meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a “code of business conduct and ethics” under the Nasdaq Rules and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics has been posted to the Company’s website at www.excelligencelearning.com under Company Policies. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, may be made only by the Board and will be promptly posted on the Company’s website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth, as of March 15, 2005, the beneficial ownership of the Common Stock for each of the Company’s current directors, each of the executive officers named in the Summary Compensation Table below, each person known to the Company to be the beneficial owner of more than five percent of the Common Stock and all current directors and executive officers as a group. Percentage ownership is based on 8,935,124 shares of Common Stock outstanding on March 15, 2005 in addition to shares acquirable pursuant to options which will become exercisable within 60 days of March 15, 2005. Unless otherwise indicated below, the address of each named beneficial owner is c/o Excelligence Learning Corporation, 2 Lower Ragsdale Drive, Monterey, California 93940.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares	Option Shares(2)	Percent of Class
Robert MacDonald(3)	1,479	—	*
Ron Elliott	1,323,104	180,000	16.8%
Dr. Louis Casagrande	—	42,000	*
Dean DeBiase	—	41,333	*
Richard Delaney	116,000	40,000	1.7%
Colin Gallagher	10,000	—	*
Scott Graves	2,912	42,000	*
Al Noyes	35,225	42,000	*
Diane Kayser	—	—	*
Judith McGuinn	291	97,522	1.1%
Vikas Arora	—	5,000	*
Jeffrey Grace	66,977	—	*
Group consisting of WESKIDS III, L.L.C., William E. Simon & Sons Private Equity Partners, L.L.C., William E. Simon & Sons Private Equity Partners, L.P. and IPP99 Private Equity, L.L.C.(4)	2,467,347	—	27.6%
All current directors and executive officers (11 persons) as a group	1,489,011	489,855	22.1%

*	Represents beneficial ownership of less than one percent of the Company’s issued and outstanding Common Stock on March 15, 2005.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with the rules of the SEC. In calculating percentage ownership, each person is deemed to beneficially own shares subject to options that are exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are not deemed to be outstanding shares. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power.
(2)	Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on March 15, 2005, were unexercised but were exercisable on or within 60 days after that date. These shares are excluded from the column headed “Number of Shares.”
(3)	The 1,479 shares represent shares directly held by William E. Simon & Sons Private Equity, L.P. (“WES”), a holder of greater than 10% of the Common Stock. Mr. MacDonald owns a 6.67% membership interest and a profit interest in William E. Simon & Sons Private Equity Partners, L.L.C. (“WES LLC”), the general partner of WES, and is a Principal and President of WES LLC. WES LLC owns a 1.5% interest in WES. Mr. MacDonald disclaims beneficial ownership of the shares of Common Stock beneficially owned by WES LLC except to the extent of his pecuniary interest therein.
(4)

The number of shares beneficially owned is based in part on a Schedule 13D/A filed by Educational Simon, L.L.C. (“Educational Simon”), WESKIDS III, L.L.C. (“WESKIDS”), WES LLC, WES and IPP99 Private Equity, L.L.C. (“IPP99”) with the SEC on March 17, 2004. The address of each such stockholder is 310

South Street, Morristown, New Jersey 07962. In Item 5 of such Schedule 13D/A, WESKIDS, WES LLC, WES and IPP99 reported that they may be deemed to be a group within the meaning of Section 13 of the Exchange Act (the “13D Group”). On such Schedule 13D/A, Educational Simon reported ownership of zero shares, WESKIDS reported ownership of 585,710 shares, WES LLC reported ownership of 22,180 shares, WES reported ownership of 1,478,700 shares and IPP99 reported ownership of 988,647 shares. In Item 5 of such Schedule 13D/A, the 13D Group indicated that (a) the 22,180 shares reported as beneficially owned by WES LLC are owned through such entity’s indirect beneficial ownership interest in WES and (b) the 585,710 shares reported as owned by WESKIDS are owned through such entity’s indirect beneficial ownership interest in WES and IPP99. The 2,467,347 shares listed in the beneficial ownership table includes only those shares directly beneficially owned by members of the 13D Group, which includes 1,478,700 shares directly held by WES and 988,647 shares directly held by IPP99. The shares indirectly beneficially owned by WES LLC and WESKIDS are excluded for purposes of the beneficial ownership table as the result of inclusion would be duplicative. The 2,467,347 shares listed in the beneficial ownership table represents the aggregate number of shares held as a matter of record by members of the 13D Group as of March 15, 2005.

Equity Compensation Table

The following table provides information about the Company’s equity compensation plans that have been approved by the Company’s stockholders and equity compensation plans that have not been approved by the Company’s stockholders, in each case as of December 31, 2004.

EQUITY COMPENSATION TABLE

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders(1)	825,653	$2.25	823,116
Equity compensation plan not approved by stockholders(2)	168,000	$3.63	132,000
Total	993,653	$2.48	955,116

(1)	This category consists of the Second Amended and Restated 2001 Employee Stock Purchase Plan (the “ESPP) and the Amended and Restated 2001 Stock Option and Incentive Plan. The ESPP was approved by the Company’s stockholders at the 2002 annual meeting of stockholders and was suspended by the Board of Directors in August 2003. The Stock Option and Incentive Plan was approved by the Company’s stockholders at the 2003 annual meeting of stockholders.

Under the ESPP, while in effect, eligible employees may make payroll deductions to purchase shares of Common Stock during six-month payment periods. The purchase price is 85% of the average market price of the Common Stock on either the first day or last day of the payment period, whichever price is lower. Given the nature of the ESPP, the number of shares or price at which shares will be purchased cannot be determined. There are 29,361 shares of Common Stock that have been issued under the ESPP. There are 220,639 securities remaining available for future purchase under the ESPP.

There are 825,653 securities to be issued upon exercise of outstanding options under the Stock Option and Incentive Plan. The weighted average price of outstanding options under the Stock Option and Incentive Plan is $2.25. There are 602,477 securities remaining available for future issuance under the Stock Option and Incentive Plan.

(2)	This category consists of the 2001 Non-Employee Director Stock Option Plan. In March 2001, in connection with the completion of the Combination of Earlychildhood and SmarterKids.com, the Non-Employee Director Stock Option Plan was approved by the Board of Directors and by Earlychildhood and SmarterKids.com as the sole stockholders of the Company at that time.

Under the Non-Employee Director Stock Option Plan, each non-employee director of the Company is automatically granted (a) options to purchase 40,000 shares of Common Stock on the date such director is first elected to the Board of Directors and (b) options to purchase 2,000 shares of Common Stock on the date such director is re-elected to the Board of Directors. Grants under the Non-Employee Director Stock Option Plan are made at a price equal to fair market value of the Common Stock on the date of grant and vest in equal portions over a term of three years from the date the recipient is elected as a non-employee director.

There are 168,000 securities to be issued pursuant to the Non-Employee Director Stock Option Plan. The weighted average price of outstanding options under the Non-Employee Director Stock Option Plan is $3.63. There are 132,000 securities remaining available for future issuance under the Non-Employee Director Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, during 2004, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Graves filed a Form 4 eight days late in March 2004.

EXECUTIVE COMPENSATION

Executive Compensation Table

The Summary Compensation Table below sets forth certain compensation information for the fiscal year ended December 31, 2004 concerning the Company’s Chief Executive Officer, the three other most highly compensated executive officers of the Company and two individuals who would have been among the four most highly compensated executive officers of the Company but were not employed as of December 31, 2004 (collectively, the “Named Executive Officers”). The Company does not currently have four executive officers in addition to its Chief Executive Officer.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(5)		Securities Underlying Options(#)(6)	All Other Compensation(7)
Ron Elliott(7) Chief Executive Officer	2004 2003 2002	$277,587 266,574 256,480	$	— — —	$	— — —	— — —		$21,267 35,134 42,266

Diane Kayser(1) Executive Vice President & Chief Financial Officer	2004 2003 2002	$99,519 — —	$	— — —	$	— — —	50,000 — —	$	— — —

Judith McGuinn Executive Vice President & Chief Operating Officer	2004 2003 2002	$213,408 213,187 205,200	$	— — —	$	— — —	— — —	$	— — —

Vikas Arora(2)(5) Vice President, General Counsel & Secretary	2004 2003 2002	$149,538 50,645 —	$	— — —		$33,151 11,842 —	— 15,000 —	$	— — —

Rich Delaney(3)(5) Former Executive Vice President & Chief Financial Officer	2004 2003 2002	$216,138 249,341 240,000	$	— — —		$29,217 39,887 37,148	— — —	$	— — —

Jeffrey Grace(4)(5) Former Vice President—Finance	2004 2003 2002	$144,244 145,450 140,000	$	— — —	$	— 20,305 —	— — —	$	— — —

(1)	Ms. Kayser was appointed Chief Financial Officer of the Company effective September 1, 2004 and thus received no compensation for 2003 or 2002. The $99,519 earned during the fiscal year ended December 31, 2004 was compensation as Chief Financial Officer of the Company, for which her annualized salary was $225,000.
(2)	Mr. Arora was appointed General Counsel of the Company on July 28, 2003 and thus received no compensation for 2002. The $50,645 earned during the fiscal year ended December 31, 2003 was compensation as General Counsel of the Company, for which his then annualized salary was $125,000.
(3)	Mr. Delaney ceased being Chief Financial Officer of the Company effective August 31, 2004. Mr. Delaney’s compensation is included in the Summary Compensation Table in accordance with Item 402(a)(3)(iii) of Regulation S-K.
(4)	Mr. Grace resigned as Vice President—Finance of the Company effective October 4, 2004. Mr. Grace’s compensation is included in the Summary Compensation Table in accordance with Item 402(a)(3)(iii) of Regulation S-K.

(5)	In accordance with SEC rules, amounts totaling less than the lesser of $50,000 or 10% of the total salary and bonus reported have been omitted. The amounts of personal benefits shown in this column that represent more than 25% of the applicable executive’s total Other Annual Compensation include (i) for Mr. Delaney, $26,910, $37,787 and $35,648 for housing, travel and automobile benefits in 2004, 2003 and 2002, respectively; (ii) for Mr. Grace, $18,925 for the dollar value of the difference between the exercise price of $5.01 and the grant price of $0.15 related to the 2003 exercise of his non-qualified option to purchase 3,894 shares of Common Stock (see “Option Exercises and Values in 2003”); and (iii) for Mr. Arora, $31,20 1 and $11,842 for housing, travel and automobile benefits in 2004 and 2003, respectively.
(6)	The securities underlying all of the options are shares of Common Stock.
(7)	The $21,267 included under All Other Compensation for Mr. Elliott in 2004 includes $17,357 for his personal assistant and $3,910 for his T-1 line.

Stock Option Grants During 2004

The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 2004. The Company has not granted any stock appreciation rights. Options may be granted to Named Executive Officers under the 2001 Stock Option and Incentive Plan. In general, options granted under the Stock Option and Incentive Plan vest over three years and expire on the tenth anniversary of the grant date, although different vesting schedules may apply to the Named Executive Officers. During 2004, the Company granted 50,000 options pursuant to Stock Option and Incentive Plan to Ms. Kayser, which options vest over two years, and no other option grants were made to any of the other Named Executive Officers.

The percentage of total options granted to employees in the last fiscal year is based on an aggregate of 124,500 options granted in the last fiscal year to employees, directors, non-employee directors and consultants, including options granted to the Named Executive Officers. Potential realizable value amounts represent certain assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exercise of all options to purchase Common Stock. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of such stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC for illustrative purposes only and do not represent the Company’s estimate or projection of future stock prices. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the stock option grants made to the Named Executive Officers.

STOCK OPTION GRANTS IN 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in 2004	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Ron Elliott	—	0%	—	—	—	—
Diane Kayser	50,000	59%	$5.94	8/09/2014	$186,782	$473,342
Judith McGuinn	—	0%	—	—	—	—
Vikas Arora	—	0%	—	—	—	—
Richard Delaney	—	0%	—	—	—	—
Jeffrey Grace	—	0%	—	—	—	—

(1)	The securities underlying all of the options are shares of Common Stock.

Option Exercises and Values in 2004

The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised stock options during the fiscal year ended December 31, 2004 by the Named Executive Officers. The value of in-the-money options is based on the closing price of the Common Stock on The Nasdaq SmallCap Market on December 31, 2004 of $4.52 and is net of the exercise price.

AGGREGATED OPTION EXERCISES DURING 2004

AND OPTION VALUES ON DECEMBER 31, 2004

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options on 12/31/04 (#) (1)		Value of Unexercised In-the-Money Options on 12/31/04 ($)
			Exercisable	Nonexercisable	Exercisable	Nonexercisable
Ron Elliott(2)	—	$—	180,000	—	$557,100	$—
Diane Kayser(3)	—	—	—	50,000	—	(71,000)
Judith McGuinn(4)	—	—	97,522	—	324,171	—
Vikas Arora(5)	—	—	5,000	10,000	—	(9,800)
Richard Delaney(6)	—	—	120,000	—	284,400	—
Jeffrey Grace	25,000	109,250	—	—	—	—

(1)	The securities underlying all of the options are shares of Common Stock.
(2)	All of Mr. Elliott’s unexercised options have an exercise price of $1.425.
(3)	All of Ms. Kayser’s unexercised options have an exercise price of $5.94.
(4)	Of Ms. McGuinn’s 97,522 unexercised options, 80,000 options have an exercise price of $1.425 and 17,522 options have an exercise price of $0.15.
(5)	All of Mr. Arora’s unexercised options have an exercise price of $5.50.
(6)	Of Mr. Delaney’s 120,000 unexercised options, 80,000 options were exercised on January 3, 2005 at an exercise price of $1.425 and the remaining 40,000 unexercised options have an exercise price of $3.60.

Employment Arrangements

The Company is a party to employment agreements with Mr. Elliott, Ms. Kayser and Ms. McGuinn. Each of these agreements has been filed with the SEC as an exhibit to one of the Company’s periodic reports under the Exchange Act and the summary of the agreements set forth below is qualified in its entirety by reference to those agreements. The key provisions of each of these agreements are set forth below.

Ron Elliott

The Company has an agreement with Mr. Elliott to serve as Chief Executive Officer of the Company through May 6, 2005. Beginning on May 6, 2004 and on each subsequent anniversary of such date, if neither the Company nor Mr. Elliott has delivered a written notice of non-renewal, the agreement will be automatically extended for an additional year until either party delivers a notice of non-renewal. Under his employment agreement, Mr. Elliott is entitled to receive an annual base salary of $256,000 and is eligible to receive a bonus at the end of each year, the amount of which is determined by the Board of Directors in its sole discretion. Mr. Elliott is also entitled to additional benefits under the agreement, including, but not limited to, a personal assistant and a car allowance.

Pursuant to the agreement, Mr. Elliott may be terminated by the Company for “cause.” Under the agreement, “cause” with respect to Mr. Elliott means any of the following: (a) a material breach by him of the provisions of the agreement; (b) his conviction of, or plea of nolo contendere to, any felony or to any crime causing substantial harm to the Company or any of its affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (c) misuse or diversion of the Company’s or any of its affiliate’s funds, embezzlement, or fraudulent misrepresentations or concealments on any written reports submitted by him to the Company or any of its affiliates; (d) misconduct, failure to perform the duties of his employment or his habitual neglect thereof; or (e) failure to follow or comply with the lawful directives of the Board of Directors. The breach, misconduct or failure under clause (d) is subject to a cure period of 30 days and the breach, misconduct or failure under clause (e) is subject to a cure period of ten days. Upon termination for “cause,” the Company must pay Mr. Elliott his base salary through the date of termination and a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year, together with reimbursable business expenses actually and reasonably incurred by him prior to the date of termination.

The agreement is also terminable by the Company in the case of Mr. Elliott’s death or disability (as defined in Mr. Elliott’s agreement). Upon termination for death or disability, the Company must pay Mr. Elliott or his estate, as applicable, his base salary through the date of termination and a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year. Thereafter, the Company must pay Mr. Elliott or his estate, as applicable, his then current base salary, multiplied by the greater of the number of months remaining in the term of the agreement or six months.

Mr. Elliott may terminate the agreement for “good reason.” For purposes of his agreement, “good reason” means any of the following: (a) assignment of Mr. Elliott, without his consent, to a position with responsibilities or duties of a materially lesser status or degree of responsibility than his current position; (b) the failure of the Board of Directors to nominate him, as a member of the Board of Directors, other than for “cause”; (c) the failure to pay him the base salary at a rate or in an amount at least equal to the amount or rate paid to him pursuant to the agreement; (d) the failure to pay him the bonus he has earned in accordance with the terms of the agreement; (e) any material diminution in his aggregate benefits; or (f) the relocation of his place of business at least 50 miles from his current business location. Under the agreement, if Mr. Elliott’s employment is terminated for “good reason,” the Company must pay him his (i) a lump-sum payment equal to his base salary through the date of termination and a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year; (ii) an amount equal to two times his annualized total compensation (as defined in the agreement); and (iii) the amount of any unvested matching contributions credited to his account as of the date of termination under the Company’s 401(k) plan. Mr. Elliott and his dependents would also be entitled to continue receiving health and welfare benefits for two years after the date of termination and, subject to certain limitations set forth in the agreement, Mr. Elliott would have the right to continue to participate in any Company pension or other benefit plan. In addition, all options to purchase Common Stock held by Mr. Elliott immediately prior to the date of termination will vest and become immediately exercisable, and he will have six months from the date of termination to exercise such options.

Diane Kayser

The Company has an agreement with Ms. Kayser to serve as Executive Vice President and Chief Financial Officer of the Company through July 11, 2006. Ms. Kayser is entitled to receive an annual base salary of $225,000, a guaranteed annual bonus of 25% of her base salary and is eligible to receive an additional discretionary annual bonus of 25% of her base salary, such discretionary bonus to be awarded by the Company’s Chief Executive Officer and/or Board of Directors principally based on Ms. Kayser’s performance during the year preceding the eligibility date. In addition, Ms. Kayser is entitled to receive a one-time bonus of up to $50,000 on July 12, 2005 if, as of such date and after undertaking reasonable negotiation efforts, she has not received the earned but unpaid bonus from her previous employer. She is also entitled to participate in the 2001 Stock Option and Incentive Plan. In connection with her employment agreement, Ms. Kayser was granted options to purchase 50,000 shares of Common Stock under the 2001 Stock Option and Incentive Plan at an exercise price of $5.94 per share. The options granted under the 2001 Stock Option and Incentive Plan vest in two equal installments on August 9, 2005 and 2006 and expire on August 9, 2014.

Pursuant to the agreement, the Company may terminate Ms. Kayser at any time for “cause.” Under the agreement, “cause” with respect to Ms. Kayser means (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable material neglect of her duties; (c) conviction of a felony involving moral turpitude; (d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company; or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. Upon termination for “cause,” Ms. Kayser is entitled to payment of her salary earned and benefits accrued as of the date of the termination.

The agreement is also terminable by the Company in the case of Ms. Kayser’s death or disability for a period of three consecutive full calendar months or 80% or more of the normal working days during six consecutive full calendar months. Upon termination for death or disability, the Company must pay Ms. Kayser or her estate, as applicable, her compensation earned and benefits accrued at the time of her termination.

Under the agreement, if Ms. Kayser’s employment with the Company is terminated by the Company for any reason other than cause or Ms. Kayser’s death or disability, the Company must pay Ms. Kayser her base salary in effect at the time of the termination through July 11, 2006.

Judith McGuinn

The Company has an agreement with Ms. McGuinn to serve as Chief Operating Officer of the Company through December 31, 2005. Under the employment agreement, Ms. McGuinn is entitled to receive an annual base salary of $205,000.

Pursuant to the agreement, the Company may terminate Ms. McGuinn at any time for “cause.” Under the agreement, “cause” with respect to Ms. McGuinn means (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable neglect of duties under the agreement; (c) conviction of a felony involving moral turpitude; (d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company; or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. The breach, misconduct or failure under clauses (b), (d) and (e) is subject to a cure period of three business days. Upon termination for “cause,” Ms. McGuinn is entitled to payment of her salary earned and benefits accrued as of the date of the termination.

The agreement is also terminable by the Company in the case of Ms. McGuinn’s death or disability for three consecutive full calendar months, or for 80% or more of the normal working days during six consecutive full calendar months. Upon termination for death or disability, the Company must pay Ms. McGuinn or her estate, as applicable, the specified compensation earned and benefits accrued by her at the time of such termination.

If, during the term of the agreement, Ms. McGuinn’s position is eliminated for any reason and/or (a) her title is lowered; (b) her reporting assignment is changed, without her consent, to anyone other than Ron Elliott while he remains employed by the Company; (c) her place of business is relocated at least 30 miles from the Company’s headquarters on the effective date of the agreement; (d) any reason other than for “cause” (as defined in the agreement), her death or her disability, the Company must pay her base salary in effect at the time of termination through December 31, 2005. Under these circumstances, Ms. McGuinn will have no obligation to mitigate her lost compensation and the Company will reimburse her for insurance premiums incurred as a result of the continuation of her benefits coverage required by COBRA.

The Company may suspend the effectiveness of the agreement for and during any period in which the Company is materially hampered, interrupted or interfered with the normal conduct of its business by reason of any epidemic, fire, action of the elements, strike, walkout, labor dispute, governmental order, court order or order of any other legally constituted authority, act of God or public enemy, riot, civil commotion, inability to procure materials and equipment or any other cause or causes beyond the Company’s control, whether of the same or any other nature. If any such suspension continues for more than eight consecutive weeks, the Company may terminate the agreement. In addition, if such suspension continues for eight or more consecutive weeks, Ms. McGuinn has the right to terminate the agreement on five days written notice to the Company, unless the Company resumes payment of her compensation within five days of receipt of such notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Ron Elliott

On May 5, 1999, the Company’s wholly-owned subsidiary, Earlychildhood LLC, entered into a lease agreement with Elliott-Mair Salinas LLC, a company wholly owned by Ron Elliott, the Company’s Chief Executive Officer, and Jeffrey R. Mair and Gloria June Mair, trustees of The Mair Family 1984 Living Trust. Pursuant to the lease, the Company paid Elliott-Mair Salinas LLC $289,922 in rent during the fiscal year ended December 31, 2004. The lease expires on August 5, 2005. Pursuant to a sublease and consent to sublease entered into among Elliott-Mair Salinas LLC, Earlychildhood LLC and Ron Elliott on September 1, 2002, Mr. Elliott paid Earlychildhood $19,800 in rent and proportionate operating expenses during the fiscal year ended December 31, 2004 to sublease a portion of the premises subject to the lease. The sublease expired on August 31, 2003, at which time it reverted to a month-to-month tenancy that continues until terminated either by Earlychildhood or Mr. Elliot, or in connection with the termination of Earlychildhood’s lease with Elliott-Mair Salinas LLC.

Transactions Involving Colin Gallagher

The Company purchases products for sale from Tasman Industries Limited (“Tasman”), a manufacturer and exporter of school book covering founded by Colin Gallagher, one of the Company’s directors. Mr. Gallagher is currently the Managing Director and majority shareholder of Tasman. During the fiscal year ended December 31, 2004, the Company paid Tasman an aggregate of $66,985.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Effective January 1, 2002, the Company’s Board of Directors dissolved the Compensation Committee. Determinations regarding management compensation and employee benefit plan administration for fiscal year 2004 were made by the Independent Directors.

INDEPENDENT DIRECTORS’ REPORT ON EXECUTIVE COMPENSATION

During fiscal year 2004, the Independent Directors were responsible for determining the compensation of the Company’s executive officers and certain other key employees and for making grants under, and administering, the Company’s 2001 Stock Option and Incentive Plan, 2001 Non-Employee Director Stock Option Plan and Second Amended and Restated 2001 Employee Stock Purchase Plan.

General Compensation Policy

The goal of the Independent Directors is to retain, motivate and reward management and key employees and consultants through the Company’s compensation policies and awards. Compensation of the Company’s executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of the Company’s stockholders. The Independent Directors evaluated the Company’s compensation policies consistent with these goals and devoted time to compensation matters at two meetings in 2004. The Independent Directors designed the Company’s executive officers’ compensation packages to be comprised of the following two elements:

•	a base salary designed to be competitive with base salary levels in effect at companies of comparable size to the Company and with which the Company competes for executive personnel; and

•	the grant of stock options intended to align the interests of the executive officers and other employees with those of the Company’s stockholders.

As a general matter, the executive officers’ compensation packages do not include participation in any bonus plan; however, Diane Kayser’s employment agreement provides for both a guaranteed annual bonus of 25% of her base salary, as well as an additional discretionary bonus annual bonus of 25% of her base salary. See “Employment Arrangements—Diane Kayser.”

Executive Compensation for Fiscal Year 2004

Ron Elliott served as Chief Executive Officer of the Company during fiscal year 2004. From January 31, 2004 through July 31, 2004, in accordance with his employment agreement and subsequent approved increases, Mr. Elliott received a base salary of $266,739. From August 1, 2004 through December 31, 2004, Mr. Elliott received a base salary of $294,944 because the Independent Directors increased Mr. Elliott’s base salary by the amount which the Company paid his personal assistant after his personal assistant resigned. In addition, Mr. Elliott received a monthly car allowance of $800 and was granted no stock options. Finally, Mr. Elliott received $32,330 in perquisites from the Company. But for the salary increase caused by the resignation of his personal assistant, Mr. Elliott’s 2004 compensation, including the perquisites he received from the Company, were dictated by the terms of his 2002 employment agreement and no component of his 2004 compensation was based on the Company’s performance. See also “Executive Compensation—Summary Compensation Table” and “Employment Arrangements—Ron Elliott.”

Mr. Elliott’s fiscal year 2004 compensation, as well as the compensation and stock option packages of the Company’s other executive officers for the year ended December 31, 2004, were determined in a manner consistent with the factors described above under “General Compensation Policy.”

Policy Related to Deductibility of Compensation

Section 162(m) of the Code generally denies a deduction to any publicly-held corporation for compensation paid to the executive officers as of the end of a fiscal year to the extent that the compensation to such officer exceeds $1 million in any taxable year of the corporation. Section 162(m) of the Code provides that “qualified performance-based compensation” will not be subject to the deduction limit if certain requirements are met.

Options granted under the 2001 Stock Option and Incentive Plan do not currently comply with the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. Having considered the requirements of Section 162(m), the fact that the Board of Directors does not currently satisfy Section 162(m) and the fact that the Board of Directors does not currently expect the amount of compensation payable to officers who are subject to Section 162(m) which is not exempt from Section 162(m) (including compensation attributable to the exercise of options) to exceed the $1 million deduction limit for any individual officer, the Company has not structured the options granted under the 2001 Stock Option and Incentive Plan to comply with Section 162(m).

INDEPENDENT DIRECTORS

Robert MacDonald

Dr. Louis Casagrande

Dean DeBiase

Colin Gallagher

Scott Graves

Al Noyes

AUDIT COMMITTEE

During fiscal year 2004, the Audit Committee met four times with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent auditors, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and consider the independent auditor’s comments as to internal controls. From January 1, 2004 to May 19, 2004, the members of the Audit Committee were Dr. Casagrande and Messrs. DeBiase and Graves, with Mr. Graves acting as Chairman. From May 20, 2004 to November 4, 2004, the members of the Audit Committee were Dr. Casagrande and Messrs. DeBiase and Noyes, with Mr. DeBiase acting as Chairman. From November 5, 2004 to December 31, 2004, the members of the Audit Committee were Dr. Casagrande and Messrs. DeBiase, Graves and Noyes, with Mr. DeBiase continuing to act as Chairman.

The Audit Committee currently consists of Mr. DeBiase, as Chairman, Dr. Casagrande, Mr. Graves and Mr. Noyes, each of whom is able to read and understand fundamental financial statements, as required by the Nasdaq Rules. The Board of Directors has determined that Dr. Casagrande and Messrs. DeBiase, Graves and Noyes are “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq Rules. The Board has determined that each of Messrs. Graves, DeBiase and Noyes is an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates pursuant to a written charter that was amended and restated by the Board of Directors on February 24, 2004. The Audit Committee charter was attached as Annex A to the Proxy Statement for the Company’s 2004 annual meeting of stockholders.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

AUDIT COMMITTEE REPORT

Auditor Independence and Fiscal 2004 Audit

In discharging its duties, the Audit Committee obtained from the Company’s independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also independently discussed the quality and adequacy of the Company’s internal controls with management and the independent auditors.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

Fiscal 2004 Financial Statements and Recommendations of the Committee

The Audit Committee separately reviewed the Company’s audited financials statements as of and for the fiscal year ended December 31, 2004 with management and the independent auditors. Management had the responsibility for the preparation of the Company’s financial statements and the independent auditors had the responsibility for auditing those statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

Based on the above-mentioned review, and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

AUDIT COMMITTEE

Dean DeBiase (Chairman)

Dr. Lou Casagrande

Scott Graves

Al Noyes

Fees of Independent Auditors

The aggregate fees for professional services rendered by the independent auditors were $441,093 for fiscal year 2004 and $365,637 for fiscal year 2003. The breakdown of these fees was as follows:

•	Audit Fees. The aggregate fees for professional services rendered by the independent auditors for (a) the audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2004 and (b) the review of the financial statements included in the Company’s Form 10-Q filings for fiscal year 2004 were $265,723. The aggregate fees for professional services rendered by the independent auditors for (i) the audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2003 and (ii) the review of the financial statements included in the Company’s Form 10-Q filings for fiscal year 2003 were $252,397.

•	Audit-Related Fees. The aggregate fees for professional services rendered by the independent auditors for audits of affiliated companies and of the Company’s benefit plans were $0 for fiscal year 2004 and $3,949 for fiscal year 2003.

•	Tax Fees. The aggregate fees rendered by the independent auditors for tax compliance and consultation services were $175,370 for fiscal year 2004 and $109,291 for fiscal year 2003. The tax fees were approved by the Audit Committee.

•	All Other Fees. The independent auditors did not render any other services, including any financial information systems design and implementation services, to the Company other than those services discussed above during either fiscal year 2004 or 2003.

Policy Regarding Pre-Approval of Certain Non-Audit Services

The Audit Committee annually reviews and pre-approves certain non-audit services that may be provided by the independent auditors and establishes a pre-approved fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will exceed the pre-approved amount requires specific pre-approval by the Audit Committee.

STOCK PERFORMANCE GRAPH

The chart below compares the cumulative total stockholders’ return on the Common Stock from May 1, 2001, the first day it was publicly traded, through December 31, 2004 with the Russell 2000 Stock Market Index and a peer group index created by the Company (the “Excelligence Peer Group Index”). Pursuant to the rules of the SEC, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. The Company believes that the number of publicly-traded companies with businesses comparable to the Company’s business is insufficient for the Company to reasonably identify a business-based peer group index. As such, the Company’s peer group index consists of a group of companies with similar market capitalization. The common stock of each of the following companies has been included in the Excelligence Peer Group Index: Blair Corporation; Collegiate Pacific Inc.; Concepts Direct, Inc.; eCost.com, Inc.; Hanover Direct, Inc.; MediaBay, Inc.; PC Connection, Inc.; PC Mall, Inc.; The Sportsman’s Guide, Inc.; and Varsity Group Inc. The chart assumes that $100.00 was invested on May 1, 2001 in each of the Common Stock, the Russell 2000 Index and the Excelligence Peer Group Index and reflects reinvestment of all dividends and annual market capitalization weighting. The closing price per share of Common Stock on The Nasdaq SmallCap Market on December 31, 2004 was $4.52. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

	May 1, 2001	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
Excelligence Common Stock	$100.00	$26.74	$51.69	$108.73	$78.43
Russell 2000 Stock Market Index	100.00	100.59	79.98	117.78	139.37
Excelligence Peer Group Index	100.00	119.68	81.71	136.72	234.57

EXPENSES OF SOLICITATION

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

OTHER INFORMATION

The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the accompanying proxy will have discretion to vote in accordance with their own judgment on such matters.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

FOR THE 2006 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company no later than December 5, 2005 and in compliance with the requirements of Rule 14a-8. The Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2006 Annual Meeting, stockholder proposals must be received by the Company after February 9, 2006 but no later than March 1, 2006. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of its intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at 2 Lower Ragsdale Drive, Monterey, California 93940.

By Order of the Board of Directors,

Vikas Arora Secretary

March 24, 2005

PROXY

EXCELLIGENCE LEARNING CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

Excelligence Learning Corporation for the Annual Meeting on May 10, 2005

The undersigned hereby acknowledges receipt of the Excelligence Learning Corporation Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Diane Kayser and Judith McGuinn, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of Excelligence Learning Corporation on Tuesday, May 10, 2005, at 9:00 a.m. local time, at Sierra Holdings, 40 Ragsdale Drive, Monterey, California 93940, including at any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope.

Continued, and to be completed, on reverse side

Address Change/Comments (Mark the corresponding box on the reverse side)

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR both nominees listed in Proposal 1 and FOR Proposal 2.

The Board of Directors recommends a vote FOR

both nominees in Proposal 1 and FOR Proposal 2.

1.	Election of Directors.

Nominees: (01) Louis Casagrande and (02) Scott Graves.

	FOR BOTH NOMINEES ☐ (except as marked to the contrary)	WITHHOLD AUTHORITY ☐ to vote for both nominees

For, except vote withheld from the following nominee:

2.	Ratification of KPMG LLP as Independent Auditors.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	In their discretion, upon such other matters as may properly come before the Annual Meeting.

MEETING ATTENDANCE

Please mark this box if you plan to attend the meeting.	☐

ADDRESS CHANGE

Please mark here for address change or comments. SEE REVERSE SIDE	☐

Signature                                               Signature                                          Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.